UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2018

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 975-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2018, CBS Corporation (“CBS” or the “Company”) entered into a settlement and release agreement (the “settlement agreement”), with National Amusements, Inc. (“National Amusements”), NAI Entertainment Holdings LLC (“NAIEH,” and, together with National Amusements, “NAI”), Sumner M. Redstone, Shari E. Redstone, other members of the Redstone family and related parties, the other members of the Company’s Board of Directors (the “Board”), the Sumner M. Redstone National Amusements Trust u/d/t dated June 28, 2002, as amended (the “SMR Trust”), each of the trustees of the SMR Trust, and certain other parties. Pursuant to the settlement agreement, among other matters, the parties will dismiss all claims in the litigation pending in the Delaware Chancery Court among CBS, NAI, the directors of the Company and certain other parties. Other terms of the settlement agreement are described below. Additionally, on September 9, 2018, the Company entered into a separation and settlement agreement and releases (the “separation agreement”) with the Company’s Chairman of the Board, President and Chief Executive Officer, Leslie Moonves. Pursuant to the separation agreement, which is further described below, Mr. Moonves has resigned as Chairman of the Board, President and Chief Executive Officer of the Company, effective immediately.

National Amusements is the controlling stockholder of CBS and Viacom Inc. (“Viacom”). Mr. Sumner M. Redstone, the controlling stockholder, chairman of the board of directors and chief executive officer of National Amusements, is the Chairman Emeritus of each of CBS and Viacom. In addition, Ms. Shari E. Redstone, Mr. Sumner M. Redstone’s daughter, is the president and a director of National Amusements and the vice chair of the board of directors of each of CBS and Viacom. Mr. David R. Andelman was a director of CBS until his resignation disclosed herein. Mr. Andelman serves as a director of National Amusements. At June 30, 2018, National Amusements directly or indirectly owned approximately 79.7% of CBS’s voting Class A Common Stock, and owned approximately 10.4% of CBS’s Class A Common Stock and non-voting Class B Common Stock on a combined basis. National Amusements is controlled by Mr. Redstone through the SMR Trust, which owns 80% of the voting interest of National Amusements, and such voting interest of National Amusements held by the SMR Trust is voted solely by Mr. Redstone until his incapacity or death. The SMR Trust provides that in the event of Mr. Redstone’s death or incapacity, voting control of the National Amusements voting interest held by the SMR Trust will pass to seven trustees, who will include Ms. Redstone; Mr. Andelman is currently and will continue to be a trustee as well. No member of the Company’s management is a trustee of the SMR Trust.

The material terms of the settlement agreement and of the separation agreement are summarized below, and these summaries are qualified in their entirety by the text of the settlement agreement and by the text of the separation agreement, copies of which are filed herewith as Exhibit 10(a) and Exhibit 10(b), respectively, and are incorporated by reference herein.

The Settlement Agreement

The following is a summary of the material terms of the settlement agreement as well as certain actions taken by the Board and NAI in connection with the parties’ entry into the settlement agreement.

Rescission of Stock Dividend and Bylaw Amendments

Based on the unanimous recommendation of the special committee of the Board formed to consider the proposed merger of CBS and Viacom, in connection with the parties’ entry into the settlement agreement, the Board rescinded the conditional voting Class A Common Stock dividend of 0.5687 of a share of Class A Common Stock for each share of Class A Common Stock and Class B Common Stock that had been declared by the Board on May 17, 2018.

Additionally, NAI, in its capacity as the majority voting stockholder of CBS, took action by written consent to amend the Company’s Amended and Restated Bylaws (the “bylaws”). The amendments to the Company’s bylaws are filed herewith as Exhibit 3(b) and the text of which is incorporated by reference herein. The bylaw amendments provide that the Board may not consider any issuance of shares of the Company’s voting Class A Common Stock or other voting securities of the Company or any of its subsidiaries, at any annual, special or regular meeting of the Board, unless notice of the proposed issuance is provided to all directors at least ten (10) business days prior to the meeting at which the issuance is to be considered. The bylaw amendments also remove restrictions previously adopted by NAI by written consent on the ability of the Board (i) to declare and pay any dividend upon the capital stock of the Company, and (ii) to adopt, amend, alter, change or repeal any provisions of the bylaws.

Board of Directors and Committees

Pursuant to the settlement agreement, Leslie Moonves, David R. Andelman, Joseph A. Califano, Jr., Charles K. Gifford, Leonard Goldberg, Arnold Kopelson and Doug Morris each voluntarily resigned as a director of CBS, effective immediately after the execution of the settlement agreement. Additionally, at a meeting held on September 9, 2018, the Board appointed each of Candace K. Beinecke, Barbara Byrne, Brian Goldner, Richard D. Parsons, Susan Schuman and Strauss Zelnick (the “New Director Appointees”) to the Board to fill the vacancies resulting from these resignations. As a result of these changes, the Company’s Board currently has 13 directors, consisting of the New Director Appointees, Shari E. Redstone, Robert N. Klieger, William S. Cohen, Gary L. Countryman, Bruce S. Gordon, Linda M. Griego and Martha L. Minow.

In the settlement agreement, the Company and NAI have agreed that the foregoing directors will continue to constitute the members of the Board at least until the Company’s 2020 annual meeting of stockholders, provided that the person selected by the Board as the Company’s Chief Executive Officer may be elected to the Board and subject to arrangements for filling vacancies and other provisions of the settlement agreement. In addition, each resigning director (other than Mr. Moonves) will be paid any outstanding compensation, which will include the acceleration and vesting of his 2018 RSU grant.

The Board also acted on September 9, 2018 to reconstitute each of the standing committees of the Board as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Gary L. Countryman (Chair)	Strauss Zelnick (Chair)	Candace K. Beinecke (Chair)
Barbara Byrne	William S. Cohen	Bruce S. Gordon
Susan Schuman	Brian Goldner	Martha L. Minow
	Linda M. Griego	Richard D. Parsons

Ongoing Independent Corporate Governance

In the settlement agreement, NAI has agreed not to take any actions that would result in the Board being comprised of less than a majority of directors who are both “independent” under the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (the “SEC”) and unaffiliated with NAI. Additionally, NAI has agreed not to take any actions that would result in either of the Compensation Committee or Nominating and Governance Committee not being comprised entirely of independent directors not affiliated with NAI, or result in the Company availing itself of the “controlled company” exception under the NYSE’s listing standards.

Extraordinary Transactions

As part of the settlement agreement, NAI confirmed it has withdrawn its proposal for a merger of CBS and Viacom and that it has no current plans to propose such a transaction. In addition, each of CBS, the CBS directors and officers who are parties to the settlement agreement and NAI have confirmed that he, she or it has no current plans to propose such a transaction involving one or more third parties. NAI has also agreed to give good faith consideration to any business combination transaction or other strategic alternative involving the Company that the directors not affiliated with NAI determine may be in the best interests of the Company and its stockholders.

Additionally, for a period of two (2) years from the date of the settlement agreement, NAI has agreed not to propose a merger of CBS and Viacom unless at least two-thirds (2/3) of the directors not affiliated with NAI request that it do so. During the same period, NAI has also agreed not to consent to or otherwise approve such a transaction unless at least two-thirds (2/3) of the directors not affiliated with NAI have approved it. The settlement agreement further provides that, following its second anniversary, NAI will not approve or consent to a merger of CBS and Viacom unless a majority of the directors not affiliated with NAI has approved the transaction.

In connection with the settlement agreement, the Company has adopted a policy that each director and member of senior management must promptly notify the entire Board of any bona fide inquiry he or she becomes aware of regarding a business combination or similar transaction in which CBS would be a party, subject to certain exceptions. Each of the continuing members of the Board has agreed that he or she will comply with the policy.

Trust Amendment

In connection with the settlement agreement, the trustees of the SMR Trust have adopted an amendment to the SMR Trust that renders inapplicable to any business combination transaction or other strategic alternative involving the Company any requirement that NAI and its stockholders be the owners of at least 30% of the voting power of the surviving entity after such transaction, as well as related changes, with such amendment becoming effective in accordance with the terms of the SMR Trust.

Other Matters

Pursuant to the settlement agreement, the parties will dismiss all claims in the litigation pending in the Delaware Chancery Court among CBS, NAI, the directors of the Company and certain other parties. The settlement agreement includes mutual releases and covenants not to sue among the parties with respect to NAI’s investment in the Company, including the claims asserted in the Delaware litigation, subject to certain specified exceptions, and CBS has agreed to indemnify, and reimburse expenses of, certain parties on the terms set forth in the settlement agreement.

The settlement agreement also provides that the Company’s 2018 annual meeting of stockholders will be held no later than November 30, 2018, unless otherwise mutually agreed by NAI and the Company.

The Separation Agreement

On September 9, 2018 (the “Termination Date”), pursuant to the separation agreement, Leslie Moonves resigned as a director of the Company and as Chairman of the Board, President and Chief Executive Officer, effectively immediately. Within thirty (30) days following the Termination Date, the Company will make contributions in the aggregate amount of $20,000,000 to one or more charitable organizations that support the #MeToo movement and equality for women in the workplace, which organizations have been designated by Mr. Moonves in consultation with the Company. Within thirty (30) days following the Termination Date, the Company will also contribute $120,000,000 to a grantor trust. In the event the Board determines that the Company is entitled to terminate Mr. Moonves’s employment for cause under his employment agreement and Mr. Moonves does not demand arbitration with respect to such determination, the assets of the grantor trust will be distributed to the Company and the Company will have no further obligations to Mr. Moonves. Any dispute related to the Board’s determination is subject to binding arbitration as set forth in the separation agreement. In the event of arbitration, the assets of the grantor trust will also be distributed to the Company upon a final determination in the arbitration that the Company was entitled to terminate Mr. Moonves’s employment for cause. The Board will make a determination whether the Company has grounds to terminate the employment of Mr. Moonves for cause under his employment agreement within thirty (30) days following completion of the final report of the independent investigators in the current internal investigation, but in no event later than January 31, 2019.

In the event that the Board determines that the Company is not entitled to terminate Mr. Moonves’s employment for cause, or in the event of a final determination in arbitration that the Company is not entitled to terminate Mr. Moonves’s employment for cause, the assets of the grantor trust will be distributed to Mr. Moonves. Mr. Moonves has agreed to perform transition advisory services for the Company for one year following his resignation (or, if earlier, until the date the Board determines the Company is entitled to terminate his employment for cause) in order to provide for a smooth transition of his duties. In order to facilitate such transition services, the Company will provide Mr. Moonves with office services and security services for up to two years following his resignation. Mr. Moonves will retain his obligations under post-termination restrictive covenants from his employment agreement, and the Company will retain its obligations under the arbitration and indemnification covenants in the employment agreement. The parties also agreed to a mutual release of claims, excluding any rights granted under the separation agreement (including the Company’s right to assert the termination of Mr. Moonves for cause).

Section 5 – Registrant’s Business and Operations

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) The information contained in Item 1.01(a) above is incorporated by reference herein in its entirety. In addition, effective upon Mr. Moonves’s retirement, the Company has appointed Joseph R. Ianniello as President and acting Chief Executive Officer of the Company. The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Ianniello is disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 20, 2018.

(d) The information contained in Item 1.01(a) above is incorporated by reference herein in its entirety. Each of the New Director Appointees was appointed to the Board on September 9, 2018, effective as of immediately following the parties’ entry into the settlement agreement.

To the extent that any information called for in this Item 5.02 is not determined or is unavailable at the time of this filing, the Company will file an amendment to this filing containing such information within four (4) business days after the information is determined or becomes available.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The information contained in Item 1.01 above is incorporated by reference herein, in its entirety.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On September 9, 2018, CBS Corporation issued the press release furnished herewith as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

3(b)	Amendments to Amended and Restated Bylaws of CBS Corporation.

10(a)	Settlement and Release Agreement, effective as of September 9, 2018.

10(b)	Separation and Settlement Agreement and Releases, effective as of September 9, 2018.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99	Press release of CBS Corporation, dated September 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

By:	/s/ Lawrence P. Tu
Name: Lawrence P. Tu
Title: Senior Executive Vice President and Chief Legal Officer

Dated: September 10, 2018